Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT: 937-224-5940

DPL HOLDS 2006 ANNUAL MEETING

– Three Directors Elected to Board –

– 2006 Equity and Performance Incentive Plan Approved –

DAYTON, Ohio, April 26, 2006 – DPL Inc. (NYSE: DPL) held its 2006 annual meeting today in Dayton, Ohio. Bob Biggs, Executive Chairman, Jim Mahoney, President and Chief Executive Officer, and other members of the DPL executive team provided shareholders with an overview of 2005 financial results, company initiatives and operational performance.

In his remarks to shareholders, Chairman Bob Biggs stated, “The DPL of today is dramatically different and stronger than it was in April of 2004, just two years ago. The Directors, management and employees of DPL have accomplished much to strengthen this Company, and I thank them for their contribution.”

Biggs continued by outlining a number of DPL’s accomplishments over the past two years. “The Company strengthened considerably its organizational structure and governance by adding talent and capability to the management team and identifying, vetting and electing five new Directors. Currently, seven of nine directors are independent under Securities and Exchange Commission and New York Stock Exchange guidelines.

“In addition, we are very proud of our financial progress over the past two years. Several notable achievements include selling the private equity portfolio at a gain, reducing debt by $500 million, refinancing $200 million in pollution control bonds at significant interest savings, receiving rating upgrades from all major rating agencies, beginning a $400 million stock buyback program, finishing 2005 at the high end of our earnings guidance and increasing the dividend from $0.96 to $1.00 per share.

“From an operational perspective, our power plants finished the year with the second highest output in Company history at one of the best efficiency rates in the past 10 years. At the same time, we continued to deliver quality customer service while working safely both in the field and at the plants.

“And the Company’s stock has reflected those accomplishments. From May 2004 through today, DPL stock has produced a total return of approximately 65%, outperforming several major indices,” added Biggs.

At the meeting, shareholders re-elected three directors, as recommended by the Board, to a three-year term expiring in 2009:  Paul Bishop, Chairman and Chief Executive Officer of H-P Products; Ernie Green, President and Chief Executive Officer of Ernie Green Industries; and General Lester Lyles, retired General, U.S. Air Force.

In addition, shareholders approved the 2006 Equity and Performance Incentive Plan and ratified KPMG LLP as independent auditors.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy and utility company. DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER). DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 4,400 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,600 megawatts are natural gas and diesel peaking units. Further information can be found at www.dplinc.com.

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters presented which relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectation of the Company’s future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to many factors beyond DPL’s control. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

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